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                                                                     Exhibit 8.2


[COOLEY GODWARD LLP LOGO]           ATTORNEYS AT LAW            Broomfield, CO
                                                                720 566-4000

                                    One Maritime Plaza          Palo Alto, CA
                                    20th Floor                  650 843-5000
                                    San Francisco, CA
                                    94111-3580                  Reston, VA
                                    Main     415 693-2000       703 456-8000
                                    Fax      415 951-3699
                                                                San Diego, CA
                                    www.cooley.com              858 550-6000

                                    SUSAN COOPER PHILPOT
                                    (415) 693-2078
                                    philpotsc@cooley.com

April 15, 2003


Larscom Incorporated
1845 McCandless Drive
Milpitas, CA  95035

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-4 (the "Registration Statement") which includes the Joint Proxy Statement/Prospectus of VINA Technologies, Inc., a Delaware corporation ("VINA"), and Larscom Incorporated, a Delaware corporation ("Larscom"), relating to the proposed Merger, as defined and described in the Agreement and Plan of Merger, dated as of March 17, 2003, by and among VINA, Larscom, and London Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Larscom.

We hereby confirm that, subject to the qualifications set forth therein, the Registration Statement sets forth our opinion in the section entitled "Material United States Federal Income Tax Consequences of the Merger" as to those matters set forth therein as to which we are described as rendering an opinion.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name therein.

This opinion is being provided to you solely in connection with the Registration Statement and may not be relied upon, circulated, quoted or otherwise referred to for any other purpose.

Very truly yours,

Cooley Godward llp

/s/ Susan Cooper Philpot

Susan Cooper Philpot

SCP:kme